UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2007
Date of Earliest Event Reported: August 27, 2007

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

ITEM

5.02.

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On August 27, 2007, our board appointed Randal Hardy as our Chief Executive Officer, Chief Financial Officer and a director to our board of directors. The appointment of Mr. Hardy is the subject of a press release which is attached hereto as Exhibit 99.1 and incorporated by this reference.

Mr. Hardy, age 46, has been involved in the precious metals mining and manufacturing industries for over sixteen years, and has extensive experience in all aspects of corporate financial management, debt and equity issuance, and public reporting. Prior to his appointment by us, from September 2006, Mr. Hardy was the President of HuntMountain Resources, a publicly held U.S.-based junior exploration company.  Prior to that, from August 2005, he was HuntMountain’s Vice President and Chief Financial Officer.  Previously, he  held positions as President and CEO of Sunshine Minting, Inc., a privately held, precious metal custom minting and manufacturing firm, and then as Treasurer of Sunshine Mining and Refining Company, a company whose securities are traded on the NY Stock Exchange.  He received his Bachelor of Business Administration degree in Finance from Boise State University.

In connection with his appointment, Mr. Hardy, entered into an employment agreement with us, effective August 27, 2007. A copy of the executed employment agreement is attached hereto as Exhibit 10.1, and incorporated by reference hereto. A brief description of the material terms of this agreement are as follows:

•

The term is three years, with a provision for mutually agreed upon annual renewals thereafter. It can be terminated by us for cause (without notice), without cause (with three months’ notice) or upon a takeover, acquisition or change in control.

•

Mr. Hardy is to act as both Chief Executive and Financial Officer until such time as a new Chief Financial Officer is appointed. Thereafter, he will remain as Chief Executive Officer during the term of his employment.

•

His compensation includes: an annual salary of $162,000, payment or reimbursement of up to $12,000 per year of premiums for health insurance coverage for him and his family, and reimbursement of Mr. Hardy’s personal automobile related expenses.

•

In addition to salary and fringe benefits, Mr. Hardy shall be entitled to receive performance bonuses and other incentive compensation as authorized by the Board of Directors.

•

The issuance of 10,000 shares of our restricted common stock as a “signing bonus”, and the grant of incentive stock options to purchase 200,000 shares of our restricted common stock (at the closing stock price on the effective date of the agreement, August 27, 2007) pursuant to our Amended 2005 Stock Incentive Plan.

There are no family relationships between Mr. Hardy and any other executive officers or directors of our company.  Other than the aforementioned provisions of the employment agreement, including those to grant options and to issue shares as a signing bonus to Mr. Hardy in connection with his employment agreement, there have been no transactions during our last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which we were or are to be a party in which Mr. Hardy had or will have a direct or direct material interest.

In conjunction with Mr. Hardy’s appointment, John Swallow resigned as our Chief Executive Officer and Acting Chief Financial Officer to fill the newly created position of Executive Chairman of the Board. He will remain involved with the Company on a day-to-day basis, leading corporate development efforts.

Item 8.01.

Other Events (Issuance of Press Release).

A press release in regard to the above was released on August 29, 2007 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1

August 27, 2007 Employment Agreement (Randal Hardy)

99.1     Press Release dated August 29, 2007.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: Aug. 31, 2007	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors